EXHIBIT 1

KHD

                                  KANE, HOFFMAN
                                  & DANNER, PA.

August 6, 1999

Mr. Gerard Haryman, President
Phoenix tnternational industries, Inc.
1750 Oceola Drive
West Palm Beach, Florida 33409

Dear Mr. Haryman:

         This to reconfirm that the client-auditor relationship between Phoenix International Industries, Inc. (Commission File Number 000-17058) (IRS Employer Identification Number 59-2564162) and Kane, Hoffman & Danner, P.A., Certified Public Accountants, has ceased.

                                                Very truly yours

                                                s/s Richard Hoffman

                                                Richard M. Hoffmann

RMH/dd

cc:      Office of Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         4505 th *Street, N.W.
         Washington, D.C. 20549

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